Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Trailer Bridge, Inc.

Jacksonville, FL

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2004, except for notes 2, 5 and 6(b) which are as of April 23, 2004 relating to the financial statements and schedule of Trailer Bridge, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

Miami, Florida

February 11, 2005